UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 19, 2009
Date of report (Date of earliest event reported)

Energy Conversion Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8403	38-1749884
(Commission File Number)	(IRS Employer Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

(248) 293-0440
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

As announced previously, on July 21, 2009, Energy Conversion Devices, Inc. (“ECD” or the “Company”), and Solar Integrated Technologies, Inc. (“SIT”), entered into an Agreement and Plan of Merger (the "Merger Agreement"), under which a subsidiary of ECD was to be merged with and into SIT subject to terms and conditions set forth in the Merger Agreement (the "Merger"). On August 19, 2009, ECD and SIT completed the Merger. As a result, SIT is now a wholly-owned subsidiary of ECD.

In connection with the Merger, common shares of SIT were cancelled and, other than those shares owned by ECD or any wholly owned subsidiary of ECD or by stockholders of SIT who have validly exercised their appraisal rights under Delaware law, automatically converted into a non-tradable right to receive 6.75 pence in cash (or approximately $0.11) for each share of SIT for an aggregate of $11.2 million.

A press release announcing the completion of the Merger is filed with this report as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

(1) The audited financial statements for SIT for the fiscal year ended December 31, 2008 are attached to this report as Exhibit 99.1.

(2) The interim unaudited financial statements for SIT for the six month period ended June 30, 2009 required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this current report on Form 8-K must be filed.

(d)	Exhibits.
23.1	Consent of Ernst & Young LLP
99.2	Press release dated August 19, 2009 announcing completion of Solar Integrated Technologies, Inc. acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Senior Vice President, General Counsel and Chief Administrative Officer

Date: August 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	Audited financial statements for SIT for the two-year period ended December 31, 2008.
99.2	Press Release dated August 19, 2009 announcing completion of Solar Integrated Technologies, Inc. acquisition.